Expense Limit and Reimbursement Agreement

         Expense Limit and Reimbursement Agreement made as of August 3, 2004, between Pioneer Investment Management, Inc. (PIM) and the investment companies and series thereof listed on Annex A (each a "Fund").

         Whereas PIM wishes to reduce the expenses of the Investor Class shares or Class I shares of each Fund until the end of the month of the second anniversary of the reorganization relating to the initial issuance of Investor Class shares or Class I shares of such Fund; and

         Whereas each Fund wishes to have PIM enter into such an agreement;

         Now therefore the parties agree as follows:

         Section 1. PIM agrees, until the end of the month of the second anniversary of the reorganization relating to the initial issuance of Investor Class shares or Class I shares of a Fund, to limit such Fund's ordinary operating expenses (other than extraordinary expenses, such as litigation, taxes, brokerage commissions, etc.) attributable to the Investor Class shares or Class I shares (the "Expense Limitation") to the percentage listed for such Fund on Annex A. Such limitation shall be made by waiving transfer agency fees and/or reimbursing expenses attributable to Investor Class shares or Class I shares. In the event that the waiver of transfer agency fees and expenses is not sufficient, PIM shall waive other fees and/or reimburse the Fund for the Fund's other ordinary operating expenses (other than extraordinary expenses, such as litigation, taxes, brokerage commissions, etc) so that the Expense Limitation is satisfied with respect to Investor Class shares or Class I shares, as the case may be.

         Section 2. PIM may not terminate or modify the duration or amount of this Expense Limitation Agreement. PIM may otherwise modify this Agreement with the approval of the Board of Trustees of each Fund.

         Section 3. PIM shall keep a record of the amount of expenses that it waived or reimbursed pursuant to Section 1 hereof ("Prior Expenses"). If at any future date the total expenses of a Fund attributable to Investor Class shares or Class I shares, as the case may be, are less than the Expense Limitation, PIM shall be entitled to be reimbursed for such Prior Expenses attributable to Investor Class shares or Class I shares, provided that such reimbursement does not cause the Fund's Investor Class or Class I share expenses to exceed the Expense Limitation. PIM shall also be entitled to reimbursement of the corresponding Prior Expenses attributable to any other authorized class of shares. If the Fund's Investor Class or Class I expenses subsequently exceed the Expense Limitation, the reimbursement of Prior Expenses shall be suspended and, if subsequent reimbursement of Prior Expenses shall be resumed to the extent that Investor Class or Class I expenses do not exceed the Expense Limitation, the Expense Limitation shall be applied. Notwithstanding anything in this
Section 3 to the contrary, the Fund shall not reimburse PIM for any Prior Expense pursuant to this Section 3 more than three (3) years after the expense was incurred.

         Section 4. It is not intended by PIM or the Fund that the reimbursement agreement in Section 3 shall be an obligation of a Fund unless and until the total expenses of such Fund attributable to the Investor Class shares or Class I shares, as the case may be, are less than the Expense Limitation. PIM understands that such total expenses may never be reduced to such level and there is no assurance that the Prior Expenses shall be reimbursed. In addition, each Fund shall have the right to terminate this Agreement, including its obligation to reimburse Prior Expenses, at any time upon notice to PIM. This Agreement automatically terminates without obligation by the Fund upon termination of the Management Contract between PIM and the Fund.

         Section 5. This Agreement shall be governed by the laws of the State of Delaware.

         In witness whereof, the parties hereto have caused this Agreement to be signed as of the 3rd day of August, 2004.

Each Fund listed on Annex A                                  PIONEER INVESTMENT MANAGEMENT, INC.

By:  /s/ Osbert M. Hood                                      By:  /s/ Dorothy E. Bourassa
     ---------------------------------------                      --------------------------------
      Osbert M. Hood                                              Dorothy E. Bourassa
      Executive Vice President                                    Secretary

                                                                         Annex A

---------------------------------------------------------------------
  Acquiring Fund              Class of          Expense Limitation
                               Shares          (Investor class) for
                                                 initial two years
---------------------------------------------------------------------
Pioneer International      Investor Class             1.40%
Equity Fund
---------------------------------------------------------------------
Pioneer Balanced Fund      Investor Class             1.10%
---------------------------------------------------------------------
Pioneer Fund               Investor Class             1.02%
---------------------------------------------------------------------
Pioneer Growth Shares      Investor Class             1.15%
---------------------------------------------------------------------
Pioneer Value Fund         Investor Class             1.10%
---------------------------------------------------------------------
Pioneer Small Cap Value    Investor Class             1.15%
Fund
---------------------------------------------------------------------
Pioneer Bond Fund          Investor Class             0.74%
---------------------------------------------------------------------
Pioneer Tax Free Income    Investor Class             0.70%
Fund
---------------------------------------------------------------------
Pioneer America Income     Investor Class             0.74%
Trust
---------------------------------------------------------------------
Pioneer High Yield Fund    Investor Class             0.90%
---------------------------------------------------------------------
Pioneer Cash Reserves      Investor Class             0.71%
Fund
---------------------------------------------------------------------
Pioneer Tax Free Money     Investor Class             0.65%
Market Fund
---------------------------------------------------------------------
Pioneer Growth             Investor Class             1.05%
Opportunities Fund
---------------------------------------------------------------------
Pioneer Mid Cap Value      Investor Class             1.10%
Fund
---------------------------------------------------------------------
Pioneer California Tax     Investor Class             0.63%
Free Income Fund
---------------------------------------------------------------------
Pioneer Municipal Bond     Investor Class             0.62%
Fund
---------------------------------------------------------------------

---------------------------------------------------------------------
  Acquiring Fund             Class of      Expense limitation for
                              Shares          initial two years
---------------------------------------------------------------------
Pioneer Fund VCT              Class I                0.80%
Portfolio
---------------------------------------------------------------------
Pioneer Small Cap Value       Class I                1.01%
II VCT Portfolio
---------------------------------------------------------------------
Pioneer Bond VCT              Class I                0.89%
Portfolio
---------------------------------------------------------------------
Pioneer Money Market          Class I                0.90%
VCT Portfolio
---------------------------------------------------------------------
Pioneer Mid Cap VCT           Class I                0.88%
Portfolio
---------------------------------------------------------------------
Pioneer Growth                Class I                0.79%
Opportunities VCT
Portfolio
---------------------------------------------------------------------